UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2024

ESSEX PROPERTY TRUST, INC.

ESSEX PORTFOLIO, L.P.

(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)

333-44467-01 (Essex Portfolio, L.P.)

(Commission File Number)

Maryland	77-0369576
(Essex Property Trust, Inc.)	(Essex Property Trust, Inc.)
California	77-0369575
(Essex Portfolio, L.P.)	(Essex Portfolio, L.P.)
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

(650) 655-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 14, 2024, Essex Portfolio, L.P. (the “Operating Partnership”), the operating partnership of Essex Property Trust, Inc. (the “Company”), issued $350.0 million aggregate principal amount of its 5.500% senior notes due 2034 (the “Notes”).

The terms of the Notes are governed by an indenture, dated March 14, 2024 (the “Base Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor (in such capacity, the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of March 14, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Operating Partnership, the Guarantor and the Trustee. The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to consummate a merger, consolidation or sale of all or substantially all of its assets and limitations on its ability to incur additional secured and unsecured indebtedness. Copies of the Base Indenture and the First Supplemental Indenture, including the form of the Notes and guarantee of the Notes by the Guarantor, the terms of which are incorporated herein by reference, are attached as Exhibit 4.1 and 4.2, respectively, to this report. See Item 2.03 below for additional information.

The net proceeds from the issuance of the Notes was approximately $346.5 million, after deducting the underwriting discount and estimated offering expenses. The Operating Partnership intends to use the net proceeds of this offering to repay upcoming debt maturities, including to fund a portion of the repayment of the Operating Partnership’s 3.875% senior unsecured notes due May 2024 upon maturity thereof, and for other general corporate and working capital purposes, which may include the funding of potential acquisition opportunities. Pending application of the net proceeds from the offering for the foregoing purposes, such proceeds initially may be invested in short-term securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2024, the Operating Partnership issued $350.0 million aggregate principal amount of Notes. The Operating Partnership offered the Notes at 99.752% of the principal amount thereof. The Notes are general unsecured senior obligations of the Operating Partnership and will rank equally in right of payment with all other senior unsecured obligations of the Operating Partnership. However, the Notes are effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future secured and unsecured liabilities and preferred equity of the Operating Partnership’s subsidiaries, including guarantees by the Operating Partnership’s subsidiaries of the Operating Partnership’s other indebtedness. The Notes bear interest at 5.500% per annum. Interest is payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2024, until the maturity date of April 1, 2034. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Guarantor.

Prior to January 1, 2034 (the “Par Call Date”), the Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option and in its sole discretion, at a redemption price equal to the greater of:

●	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 25 basis points less (b) interest accrued to but excluding the date of redemption; and

●	100% of the principal amount of the Notes being redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, if the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

●	default for 30 calendar days in the payment of any installment of interest under the Notes;

●	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

●	failure by the Operating Partnership or the Guarantor to comply with any of the Operating Partnership’s or the Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Operating Partnership or the Guarantor of notice of such default by the Trustee or by holders of not less than 25% in aggregate principal amount of the Notes (which notice shall also be delivered to the Trustee if given by the holders of the Notes) then outstanding and the Operating Partnership’s or the Guarantor’s failure to cure (or obtain a waiver of) such default within 60 calendar days after the Operating Partnership receives such notice;

●	failure to pay any recourse indebtedness for monies borrowed (or guarantees in respect thereof) by the Operating Partnership or the Guarantor in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness (including any guarantee thereof) is, or has become, a primary obligation of the Operating Partnership or the Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 calendar days after written notice to the Operating Partnership from the Trustee (or to the Operating Partnership and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding Notes); or

●	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Guarantor or certain of their respective subsidiaries or all or substantially all of their respective property.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, which is being filed herewith as Exhibit 4.1 and 4.2, respectively, and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Base Indenture, dated March 14, 2024, by and among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated March 14, 2024, by and among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank Trust Company, National Association, as trustee, including the form of 5.500% Senior Notes due 2034 and the guarantee thereof.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: March 14, 2024	ESSEX PROPERTY TRUST, INC.

/s/ Barbara Pak
	Name:	Barbara Pak
	Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

By: Essex Property Trust, Inc.
its General Partner

/s/ Barbara Pak
	Name:	Barbara Pak
	Title:	Executive Vice President and Chief Financial Officer